1 DENNY’S CORPORATION AMENDED AND RESTATED INSIDER TRADING POLICY (as of August 28, 2024) In the course of conducting the business of Denny’s Corporation (“Denny’s” and together with its affiliates, the “Company”), you may at times have information about the Company or another entity that generally is not available to the public. The Company recognizes that its employees have great confidence in and are enthusiastic about the Company’s future and this Policy is not intended to dampen this confidence and enthusiasm. This Policy applies to all employees of Denny’s. In addition, as set forth in Addendum A attached hereto, “Additional Restrictions for Designated Persons,” directors and certain officers and Designated Employees of the Company are subject to somewhat stricter guidelines than these by virtue of the positions they hold. I. PURPOSE This Policy governs the handling of confidential information about the Company, and also establishes procedures and restrictions that govern trading and transactions by personnel of the Company in the Company’s securities, including the Company’s common stock, preferred stock, debt securities, such as debentures, bonds and notes (collectively, “Company Securities”). Company Securities also include instruments that derive value from the price of the Company’s securities (“Derivative Securities”). This Policy also applies to transactions in the securities of any other entity (“Other Securities”) made on the basis of material nonpublic information regarding that entity where the information is obtained through the Company or by virtue of a person’s employment or other relationship with the Company. II. DEFINITION OF INSIDER TRADING AND MATERIAL NONPUBLIC INFORMATION Insider Trading Unlawful insider trading occurs when a person uses material nonpublic information obtained through his or her employment or other involvement with the Company to (i) make decisions to purchase, sell or otherwise trade the Company Securities or Other Securities; or (ii) provide that information to others outside the company who may trade on the basis of that information (a “tippee”). The prohibitions against insider trading apply to trading, tipping and making recommendations to trade by virtually any person, including all persons associated with the Company, if the information involved is “material” and “nonpublic.” These terms are defined below.

2 Material Information Information should be regarded as “material” if there is a substantial likelihood that a reasonable investor would consider that information important in making a decision to buy, hold or sell Company Securities or Other Securities. Any information that could be expected to affect the price of Company Securities or Other Securities, whether positive or negative, should be considered material. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances, and is often evaluated by enforcement authorities with the benefit of hindsight when the effect on the market can be quantified. When doubt exists, the information should be presumed to be material. If you are unsure whether information of which you are aware is material or nonpublic, you should consult with the Company’s Policy Administrative Officer (described below) prior to trading. While it is not possible to define all categories of material information, some examples of information that could be regarded as material are: • Quarterly and annual earnings or losses and other similar financial information; • Earnings guidance or projections about earnings or other financial information, including amendments to or confirmations of any previously announced guidance, or the decision to suspend the use of such guidance; • Possible tender offers or proxy fights; • Significant write-offs or impairments; • Initiating a dividend or changes in a dividend; • Offerings of securities; • Pending or proposed acquisitions, mergers, joint ventures, or divestitures; • Pending or proposed significant new projects; • A significant food safety or similar issue in a company or franchise restaurant; • The occurrence of material cybersecurity incidents, intentional or otherwise, or disruptions in the Company’s information technology systems, or those of a major franchisee, as well as the Company’s remediation efforts in connection with material cybersecurity incidents or disruptions in information technology systems; • A restructuring of assets, personnel or operations; • News of significant changes in the Board of Directors or senior management; • Significant transactions with Company insiders, such as officers or directors or members of their families; • Bank borrowings or other financing transactions, other than in the ordinary course of the Company’s business;

3 • Regulatory enforcement of existing regulations targeting the Company of significant impact; • Pending or threatened significant litigation or the resolution of such litigation involving the Company or any franchisee; • Severe liquidity problems or impending bankruptcy; • A change in auditors or notification that the auditor’s reports may no longer be relied upon; or • An imposition of a ban on trading in securities. When Information Is Considered Public Information that has not been disclosed to the public is generally considered to be nonpublic information. In order to establish that the information has been disclosed to the public, it may be necessary to demonstrate that the information has been widely disseminated to the marketplace. As a general rule, information should not be considered fully absorbed by the marketplace until the close of business on the first full trading day after the information is widely disseminated. Information generally would be considered widely disseminated if it has been disclosed through: • A filing with the Securities and Exchange Commission (the “SEC”); • A press release issued via a national newswire service; • Discussion during a publicly accessible tele-conference held by the Company, such as a quarterly earnings call; • A broadcast on a widely available radio or television program; or • Publication in a widely available newspaper (such as The Wall Street Journal) or magazine. Safeguarding Material Information Material nonpublic information about the Company or its business must be kept in strict confidence. Premature or selective disclosure of nonpublic material information may jeopardize potential business relationships and transactions of the Company and may violate federal securities law restrictions on selective disclosure of such information. Conversations in public places, such as elevators, restaurants and airplanes, should be limited to matters that do not involve information of a sensitive or confidential nature. Similarly, you may not discuss the Company or its business on the Internet, including in an Internet “chat room” or similar Internet-based forum, such as Facebook or Twitter. III. ADMINISTRATION OF THE POLICY The Board has designated its Corporate Secretary to be the officer in charge of compliance with this Policy (the “Policy Administrative Officer”) and the implementation and

4 administration of the Policy. In the Corporate Secretary’s absence, the Chief Financial Officer, General Counsel or another employee designated by the Policy Administrative Officer shall be responsible for administration of this Policy. All determinations and interpretations by the Policy Administrative Officer shall be final and not subject to further review. IV. PERSONS SUBJECT TO THIS POLICY This Policy applies to all directors, officers, employees, consultants and independent contractors of the Company. This Policy also applies to family members, other members of a person’s household and entities controlled by any person covered by this Policy, as further described below under the heading “Transactions Subject to the Policy.” In addition, the Policy Administrative Officer may from time to time designate “others” who will be subject to this policy. Individual Responsibility Persons subject to this Policy have ethical and legal obligations to maintain the confidentiality of information about the Company and to not engage in transactions in Company Securities or Other Securities while in possession of material nonpublic information. Each individual is responsible for making sure that he or she complies with this Policy, and that any family member or entity whose transactions are subject to this Policy, as discussed below, also complies with this Policy. In all cases, the responsibility for determining whether an individual is in possession of material nonpublic information rests with that individual. An insider may, from time to time, have to forgo a proposed transaction in the Company’s securities even if he or she planned to make the transaction before learning of the material nonpublic information and even though the insider believes he or she may suffer an economic loss or forgo anticipated profit by waiting. Any action on the part of the Company, the Policy Administrative Officer or any other employee or director does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. V. CERTAIN TRADING RESTRICTIONS Event-Specific Trading Restriction Periods From time to time, an event may occur that is material to the Company and is known by only a few directors, officers and/or employees. So long as the event remains material and nonpublic, the persons designated by the Policy Administrative Officer may not trade Company Securities. In addition, the Company’s financial results may be sufficiently material in a particular fiscal quarter that, in the judgment of the Policy Administrative Officer, designated persons should refrain from trading in Company Securities until these results are announced. In that situation, the Policy Administrative Officer may notify these persons that they should not trade in the Company’s Securities, without disclosing the reason for the restriction. The existence of an event-specific trading restriction period may not be announced to the Company as a whole, and should not be communicated to any other person. Even if the Policy Administrative Officer has not designated you as a person who should not trade due to

5 an event-specific restriction, you should not trade while aware of material nonpublic information. VI. TRANSACTIONS SUBJECT TO THE POLICY This Policy applies to any and all transactions in Company Securities and Other Securities. No person subject to this Policy who is aware of material nonpublic information as described in this Policy may, directly or indirectly, through Family Members or Controlled Entities (as defined below), buy or sell securities or engage in any other action to take advantage of, or pass on to others, nonpublic material information. Post-Termination Transactions This Policy continues to apply to transactions in Company Securities even after an individual terminates service with the Company. If an individual is in possession of material nonpublic information when his or her service terminates, including resignation, that individual may not trade in Company Securities or Other Securities until that information has become public or is no longer material. Transactions by Family Members This Policy applies to your Family Members, which are defined to mean, collectively: • family members (including a spouse or domestic partner, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws) who reside with you, anyone else who lives in your household, and any family members who do not live in your household but whose transactions in Company Securities or Other Securities are directed by you or are subject to your influence or control, such as parents, children or other family members who consult with you before they trade in Company Securities or Other Securities. You are responsible for the transactions of your Family Members and therefore you should make them aware of the need to confer with you before they trade in Company Securities or Other Securities, and you should treat all such transactions for the purposes of this Policy and applicable securities laws as if the transactions were for your own account. This Policy does not apply to personal securities transactions of Family Members where the purchase or sale decision is made by a third party not controlled by, influenced by, or related to you or your Family Members. Transactions by Entities You Influence or Control This Policy applies to any entities that you influence or control, including any corporations, partnerships or trusts (“Controlled Entities”), and transactions by these Controlled Entities should be treated for purposes of this Policy and applicable securities laws as if they were for your own account.

6 Special and Prohibited Transactions Even in circumstances where a director, officer or employee is not aware of any material nonpublic information, the Board has determined that certain types of transactions involving Company Securities are prohibited. Such transactions include: • Short sales. Short sales of Company Securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller lacks confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, short sales of Company Securities are prohibited by this Policy. In addition, Section 16(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prohibits officers and trustees from engaging in short sales. • Call and put options. A call option is a Derivative Security that entitles the holder to purchase a security at a specified price at any time before a future date. A put option is a Derivative Security that entitles the holder to sell a security at a specified price at any time before a future date. Call options and put options allow the purchaser and the seller, in effect, to speculate in the underlying security on a leveraged basis. This can focus an investor’s attention on short-term performance at the expense of longterm objectives. For this reason, the Board of Directors has determined that no person subject to this Policy is permitted to buy or sell call options or put options on Company Securities or other derivative securities involving Company Securities. This prohibition includes transactions involving combinations of call options and put options, sometimes described as “spreads” and “collars.” • Hedging transactions. A hedging transaction is a transaction designed to limit risks related to the ownership of a security by hedging or offsetting, any decrease in the market value of such security. Certain forms of hedging transactions, including without limitation the purchase of certain financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, allow an investor to lock in much of the value of such investor’s share holdings, often in exchange for all or part of the potential for upside appreciation in the shares. Such transactions, if engaged in by an officer, director or employee of the Company with respect to Company Securities, would allow such person to continue to own the Company Securities but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as the Company’s other stockholders. Therefore, persons subject to this Policy are prohibited from engaging in any hedging transactions with respect to Company Securities. Please contact the Policy Administrative Officer concerning any other special transactions, including but not limited to, pledging, margin transactions, standing and limit orders. VII. EXEMPTIONS FROM THIS POLICY • Certain Stock Option Exercises. Except as set forth below, this Policy DOES NOT apply to the exercise of an employee stock option or director stock option acquired pursuant to the Company’s compensation plans or to any transaction effected as part

7 of the withholding of Company Securities to satisfy tax withholding requirements. This policy DOES apply, however, to any sale of Company Securities as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating cash needed to pay the exercise price of an option. In other words, you are entitled to exercise the option for Company Securities by paying cash or tendering other Company Securities, but any simultaneous or subsequent sale of the Company Securities would be subject to this Policy. • Bona Fide Gifts of Securities. Bona fide gifts of securities ARE NOT transactions subject to this Policy, unless the person making the gift has reason to believe that the recipient intends to sell the Company Securities while the officer, employee, or director is aware of material nonpublic information, or the person making the gift is covered by the Company’s “black out” periods and has reason to believe that the recipient intends to sell the Company Securities during a blackout period. • Long-Term Incentive Plan Awards. Except as set forth below, this Policy DOES NOT apply to the granting or vesting of options, restricted share awards, performance share awards or similar awards under the Company’s Long-Term Incentive Plan (the “LTIP”) issued through any equity-based incentive plan that has been approved by the Company’s stockholders, or an Equity Plan, and under which grants are approved in accordance with the terms thereof. This Policy does not apply to a transaction effected as part of the withholding of Company Securities to satisfy tax withholding requirements. This Policy DOES apply to any sale of Company Securities received pursuant to an award under an Equity Plan. • Other Company Transactions. This Policy DOES NOT apply to any other purchase of Company Securities from the Company or sales of Company Securities to the Company. • Mutual Funds. Transactions in mutual funds, exchange-traded funds, index funds or other “broad basket” funds that own or hold Company Securities as one of many investments are NOT subject to this Policy. VIII. ADOPTION AND EFFECT OF 10B5-1 TRADING PLANS Rule 10b5-1 under the Exchange Act provides a defense from insider trading liability under Rule 10b-5. In order to be eligible to rely on this defense, a person subject to this Policy must enter into a Rule 10b5-1 plan for transactions in Company Securities that meets certain conditions specified in the Rule (a “Rule 10b5-1 Plan”). If the plan meets the requirements of Rule 10b5-1, Company Securities may be purchased or sold without regard to certain insider trading restrictions. To comply with this Policy, a Rule 10b5-1 Plan must be approved by the Policy Administrative Officer or other designated Company employee. More information concerning trading plans may be obtained directly from the Policy Administrative Officer. A Rule 10b5-1 Plan must be entered into at a time when the person entering into the plan is not aware of material nonpublic information. Once the plan is adopted, the person must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade. The plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party.

8 Any Rule 10b5-1 Plan must be submitted for approval no later than five days prior to the entry into the Rule 10b5-1 Plan. No further preapproval of transactions conducted pursuant to the Rule 10b5-1 Plan will be required. The Company may at its discretion file a Form 8- K and/or issue a press release to announce entry into a Rule 10b5-1 Plan by executive officers and such other officers as shall be determined from time to time. Any Rule 10b5-1 Plan must also provide for a “cooling off” period that must occur before trading can occur under the plan. Specifically, if you are a director of the Company, or an officer of the Company who is subject the requirements of Section 16 under the Exchange Act (a “Section 16 Officer”), trading under your Rule 10b5-1 Plan may not begin until after the expiration of a cooling off period ending on the later of (1) 90 days after your adoption of your Rule 10b5-1 Plan or (2) two business days following the disclosure of Denny’s financial results on Form 10-Q or Form 10-K, as applicable, for the fiscal quarter in which your Rule 10b5-1 Plan was adopted, up to a maximum of 120 days. For all other persons, the Rule 10b5-1 Plan may not begin until after the expiration of a 30-day cooling-off period after adoption of the Rule 10b5-1 Plan. A cooling off period is required by SEC rules and designed to minimize the risk of a claim that you were aware of material nonpublic information concerning Denny’s when you entered into the Rule 10b5-1 Plan and that the plan was not entered into in good faith. There are other requirements relating to Rule 10b5-1 Plans that must be complied with, such as restrictions on the adoption of multiple such plans, or the use of Rule 10b5-1 Plans to accomplish single trades. For more information, please contact the Policy Administrative Officer. IX. CONSEQUENCES OF VIOLATIONS Insider trading violations are pursued vigorously by the SEC, U.S. Attorneys and state enforcement authorities as well as foreign authorities. While the regulatory authorities concentrate their efforts on traders and tippers, the federal securities laws may also impose liability on companies and other persons in positions of control if they fail to take reasonable steps to prevent insider trading by Company personnel. There are no limits on the size of the transaction that can trigger insider trading liability. Relatively small trades have in the past occasioned investigations by the SEC and lawsuits. There are strict criminal and civil penalties for committing illegal insider trades: • A criminal prosecution can result in a fine of up to $5 million and imprisonment for up to 20 years for each act. • In a civil action brought by the SEC, a person who has been found to have engaged in insider trading, or of having communicated material nonpublic information to another person who engages in insider trading, can be held liable for a penalty up to three times the profit gained, or the loss avoided, by the person who traded. • The SEC has the authority to obtain a court order barring a director or officer who has engaged in insider trading from serving, either permanently or for a period of time, as a director or officer of any public company.

9 In addition, an individual’s failure to comply with this Policy may subject the individual to Company-imposed sanctions, including dismissal for cause, whether or not the employee’s failure to comply results in a violation of law. X. WAIVERS; MODIFICATIONS Exceptions to this Policy may be made only by the written approval of the Policy Administrative Officer. The Company reserves the right to amend or rescind this Policy or any portion of it at any time and to adopt different policies and procedures at any time. XI. CONTACT INFORMATION Any person who has a question about this Policy or its application to any proposed transaction should obtain additional guidance from the Policy Administrative Officer.

A-1 ADDENDUM TO DENNY’S CORPORATION INSIDER TRADING POLICY ADDITIONAL RESTRICTIONS FOR THE BOARD OF DIRECTORS AND DESIGNATED EMPLOYEES INTRODUCTION This Addendum explains additional requirements and procedures which apply to all members of the Board of Directors (each a “Director”) and Designated Employees. The positions of the Designated Employees are listed on attached Schedule A. The Company may from time to time designate other individuals or positions that are subject to this Addendum and will amend Schedule A from time to time as necessary to reflect such changes or the resignation or change of status of any individual. Please note that this Policy applies to all Company Securities which you hold or may acquire in the future. Capitalized terms used but not defined in this Addendum have the meanings given in the Company’s Insider Trading Policy. Acknowledgement and Certification Each Director and Designated Employee is required to read the Insider Trading Policy and this Addendum and to acknowledge that they have received a copy of both and that they will comply with the terms thereof. Please sign the acknowledgment and certification form either electronically (if circulated in electronic format) or by signing the attached certification form and returning to the office of the Corporate Secretary.

A-2 GENERAL RULES To avoid even the appearance of impropriety, the Company has established additional restrictions on trading Company Securities for Directors and Designated Employees. Directors and Designated Employees are prohibited from trading in Company Securities during certain time periods (see below, Blackout Periods), must notify and obtain pre-clearance from the Policy Administrative Officer prior to transacting in Company Securities and must observe other restrictions designed to minimize the risk of apparent or actual insider trading. PRE-CLEARANCE PROCEDURES Directors, Designated Employees, and their Family Members and Controlled Entities, may not engage in any transaction involving the Company's securities (including buying or selling stock, the exercise of stock options, gifts, loans, contributions to a trust, or any other transfers) without first obtaining pre-clearance of the proposed transaction from the Policy Administrative Officer. Pre-clearance must be obtained at least two business days prior to a proposed transaction. The request for pre-clearance must be made in writing and the clearance must be confirmed in writing. Email shall be deemed sufficient for pre-clearance procedures. Notwithstanding the foregoing, pre-clearance is not required for any trades made pursuant to a pre-arranged 10b5-1 Trading Plan adopted in accordance with the requirements of the Company’s Insider Trading Policy. Each proposed transaction will be evaluated to determine if it raises insider trading concerns or other concerns under federal laws and regulations. Any advice will relate solely to the restraints imposed by law and will not constitute advice regarding the investment aspects of any transaction. Clearance of a transaction is valid only for a two (2) week period. If the transaction order is not placed within that two (2) week period, clearance of the transaction must be re- requested. If clearance is denied, the fact of such denial must be kept confidential by the person requesting such clearance. In addition to the foregoing pre-clearance requirements, those subject to this Addendum are personally responsible for determining whether they are in possession of material “nonpublic” information and for complying with the applicable securities laws. BLACKOUT PERIODS In addition to being subject to the limitations set forth in the Company’s Insider Trading Policy, those individuals subject to this Addendum (and their Family Members and Controlled Entities) are subject to the following blackout periods, during which they may not trade in the Company’s securities (except by means of pre-arranged 10b5-1 Trading Plans established in compliance with the Company's Insider Trading Policy). Quarterly Blackout. Because the announcement of the Company’s quarterly financial results generally has the potential to have a material effect on the market for Company Securities, you may not trade in Company Securities during the period beginning at the close of business on March 15th, June 15th, September 15th and December 15th (or, if such day is not a trading day, then at the close of business on the immediately preceding trading day) and ending at the close of business on the first full trading day following the release of the Company’s earnings for that quarter.

A-3 Interim Earnings Guidance and Event-Specific Blackouts. The Company may on occasion issue interim earnings guidance or other potentially material information by means of a press release, SEC filing on Form 8-K or other means designed to achieve widespread dissemination of the information. You should anticipate that trading will be blacked out while the Company is in the process of assembling the information to be released and until the information has been released and fully absorbed by the market which is generally no earlier than the close of business on the first full trading day following the release of such information. From time to time, an event may occur that is material to the Company and is known by only a few directors, officers and/or employees. So long as the event remains material and nonpublic, the persons designated by the Policy Administrative Officer may not trade Company Securities. In addition, the Company’s financial results may be sufficiently material in a particular fiscal quarter that, in the judgment of the Policy Administrative Officer, designated persons should refrain from trading in Company Securities even sooner than the typical blackout period described above. In that situation, the Policy Administrative Officer may notify these persons that they should not trade in Company Securities, without disclosing the reason for the restriction. The existence of an event-specific trading restriction period may not be announced to the Company as a whole, and should not be communicated to any other person. Even if the Policy Administrative Officer has not designated you as a person who should not trade due to an event-specific restriction, you should not trade while aware of material nonpublic information. Even if a blackout period is not in effect, at no time may you trade in Company Securities if you are aware of material nonpublic information about the Company. The failure of the Policy Administrative Officer to notify you of an event-specific blackout will not relieve you of the obligation not to trade while aware of material nonpublic information. SECTION 16 REPORTING AND FORM FILING REQUIREMENTS Under Section 16(a) of the Exchange Act, Directors and certain executive officers (the “Section 16 Officers”) of the Company must file forms with the SEC when they engage in certain transactions involving the Company’s equity securities. In this context, in addition to basic traditional equity interests such as common stock, “equity securities” of the Company also include any securities that are exchangeable for or convertible into, or that derive their value from, an equity security of the Company. These other securities are known as derivative securities, and include options, warrants, convertible securities, and stock appreciation rights. Directors and Section 16 Officers are responsible for complying with all form filing requirements under the Exchange Act, including but not limited to filing of Form 3, Form 4, and Form 5, in a timely manner. A Form 3 (initial statement) must be filed within ten (10) calendar days of becoming a Director or Section 16 Officer and a Form 4 (change in beneficial ownership of securities) must be filed before the end of the second business day after any such change in securities ownership. As a convenience for you, the Company may assist you with these required filings, but ultimately each Director and Section 16 Officer bears legal responsibility for complying with these requirements.

A-4 Any questions concerning whether a particular transaction will necessitate filing of one of these Forms, or how or when they should be completed should be asked of the Policy Administrative Officer, or, if you prefer, your individual legal counsel. The Company is required to disclose in its Annual Report on Form 10-K and in its Proxy Statement any delinquent filings of Forms 3, 4 or 5 by Directors and Section 16 Officers, and must post on its website, by the end of the business day after filing with the SEC, any Forms 3, 4 and 5 relating to the Company’s securities. SHORT-SWING TRADING PROFITS AND SHORT SALES Short-Swing Trading Profits In order to discourage Directors and Section 16 Officers from profiting through short-term trading transactions in equity securities of the Company, Section 16(b) of the Exchange Act requires that any “short-swing profits” be disgorged to the Company. (This is in addition to the Form reporting requirements described above.) You are responsible for complying with all laws and regulations relating to “short-swing profits.” “Short-swing profits” are profits that result from any purchase and sale, or sale and purchase of the Company’s equity securities within a six-month period, unless there is an applicable exemption for either transaction. It is important to note that this rule applies to any matched transactions in the Company’s securities (including derivative securities), not only a purchase and sale or sale and purchase of the same shares, or even of the same class of securities. Furthermore, pursuant to the SEC’s rules, profit is determined so as to maximize the amount that the director or Section 16 Officer must disgorge, and this amount may not be offset by any losses realized. “Short-swing profits” may exceed economic profits. Prohibition Against Short Sales Directors and Section 16 Officers are prohibited from making “short sales” of the Company’s equity securities. A short sale has occurred if the seller: (1) does not own the securities sold; or (2) does own the securities sold, but does not deliver them within 20 days or deposit them in the mail or other usual channels of transportation within 5 days after the sale. MARGIN ACCOUNTS Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the customer or borrower is aware of material nonpublic information or otherwise is not permitted to trade in Company Securities, Directors and Designated Employees are prohibited from holding Company securities in a margin account or pledging Company Securities as collateral for a loan. An exception to this prohibition may be granted where a Director or Designated Employee wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort

A-5 to the pledged securities. Any Director or Designated Employee who wishes to pledge Company securities as collateral for a loan must submit a request for approval to the Policy Administrative Officer at least two weeks prior to the proposed execution of documents evidencing the proposed pledge.

A-6 SCHEDULE A DIRECTORS AND DESIGNATED EMPLOYEES Board of Directors Chief Executive Officer and President President, Keke’s Executive Vice President, Chief Global Development Officer Executive Vice President, Chief Information Officer Executive Vice President, Chief Legal & Administrative Officer and Corporate Secretary Executive Vice President, Chief People Officer Executive Vice President, Chief Financial Officer Senior Vice President, Chief Accounting Officer and Corporate Controller Senior Vice President, Corporate Finance and Treasurer

A-7 ACKNOWLEDGMENT AND CERTIFICATION FORM I have received and read the Denny’s Corporation Insider Trading Policy and Addendum thereto applicable to Directors and Designated Employees. I agree to comply fully with the policies and procedures contained in the Insider Trading Policy and, if applicable, the Addendum. Printed Name Signature Date